CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements: Form S-8 No.'s 333-176385, 333-175474 and 333-175472 of MedQuist Holdings Inc. of our report dated May 5, 2011 (except for Note 15, as to which the date is October 19, 2011), which relates to the financial statements of Multimodal Technologies, Inc. as of and for the years ended December 31, 2010 and 2009, which appear in this Current Report on Form 8-K/A dated November 1, 2011.

/s/ Grossman Yanak & Ford LLP

Pittsburgh, Pennsylvania
November 1, 2011